UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

GROW SOLUTIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29301	87-0575118
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

535 5th Avenue, 24th Floor

New York, NY 10017

(Address of Principal Executive Offices)

(Former name or former address, if changed since last report)

(646) 863-6341

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

Effective September 23, 2015 (the “Closing Date”), Grow Solutions Holdings, Inc., a Nevada corporation (the “Company”) entered into an Asset Purchase Agreement (the “APA”) by and among One Love Garden Supply LLC, a Colorado limited liability company and a wholly owned subsidiary of the Company (“Buyer”), and D&B Industries, LLC, a Colorado limited liability company doing business as Hygrow (“Seller”). On the Closing Date, the Buyer purchased and the Seller sold all of the assets, rights, properties, and business of the Seller including certain debts of the Seller (the “Assets”). Under the terms and conditions of the APA, and for full consideration of the transfer of such Assets to the Buyer on the Closing Date, Buyer issued to Seller three hundred thousand (300,000) shares of common stock of the Company and a payment from Buyer to Seller in the amount of $5,200 in cash (the “Consideration”). Following the Closing Date, the Assets were acquired by the Buyer and the Company’s management assumed control of the management of the Seller with the former managing members of the Seller resigning from the Seller upon closing of the APA.

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of the APA

As described in Item 1.01 above, on September 23, 2015, the Company effectuated the APA which resulted in the Assets of the Seller, a company focused on providing a wide variety of quality indoor and outdoor gardening and hydroponic supplies, being acquired by the Buyer. On the Closing Date, pursuant to the terms of the APA, the Buyer acquired the Assets of the Seller. In exchange, we provided the Consideration to the Seller as described above. Following the above transactions, there are 54,896,612 shares of the Company’s common stock issued and outstanding.

The members of the Seller have approved the APA and the transactions contemplated under the APA. The directors of the Company have approved the APA and the transactions contemplated thereunder.

Item 3.02. Unregistered Sales of Equity Securities

Item 1.01 and Item 2.01 are hereby incorporated by reference.

The securities issued pursuant to the APA were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, and manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROW SOLUTIONS HOLDINGS, INC.

Date: September 30, 2015	By:	/s/ Jeffrey Beverly
	Name:	Jeffrey Beverly
	Title:	President